EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2025 and 2024, June 30, 2025 and 2024
and the Nine-Months Ended September 30, 2024 and 2023

	Unaudited
	Commercial	Defense, Space
(In millions)	Aerospace	& Other	Total

Third Quarter 2025
Composite Materials	$230.6	$132.6	$363.2
Engineered Products	43.6	49.4	93.0
Total	$274.2	$182.0	$456.2
	60%	40%	100%
Second Quarter 2025
Composite Materials	$249.9	$143.3	$393.2
Engineered Products	43.2	53.5	96.7
Total	$293.1	$196.8	$489.9
	60%	40%	100%

Third Quarter 2024
Composite Materials	$250.3	$117.3	$367.6
Engineered Products	45.6	43.3	88.9
Total	$295.9	$160.6	$456.5
	64%	36%	100%

Second Quarter 2024
Composite Materials	$272.6	$136.0	$408.6
Engineered Products	48.1	43.7	91.8
Total	$320.7	$179.7	$500.4
	64%	36%	100%

Year to date September 30, 2025
Composite Materials	$722.3	$399.4	$1,121.7
Engineered Products	125.1	155.8	280.9
Total	$847.4	$555.2	$1,402.6
	60%	40%	100%

Year to date September 30, 2024
Composite Materials	$774.4	$381.3	$1,155.7
Engineered Products	141.5	132.0	273.5
Total	$915.9	$513.3	$1,429.2
	64%	36%	100%